EXHIBIT 6(a)

               American International Life Assurance Company of New York, By-Laws (as amended on 3/25/75)

                                     BY-LAWS

                                       OF

            AMERICAN INTERNATIONAL LIFE ASSURANCE COMPANY OF NEW YORK

                                    ARTICLE I

Section 1 - Stockholders' Meeting

         All meetings of the stockholders shall be held at the office of the corporation in New York City, New York, or at such other place in the City of New York as may from time to time be designated by its Board of Directors.

Section 2 - Voting

         At all stockholders' meetings, stockholders may vote in person, by proxy, or by general power of attorney produced at the meeting. No proxy shall be valid which shall have been granted more than thirty-five (35) days before the meeting which shall be named therein, and such proxy shall not be valid after the final adjournment of such meeting.

Section 3 - Address of Stockholders

         Notices to a stockholder shall be mailed to his address as it appears on the stock book of the corporation unless he shall have filed with the Secretary of the corporation a written request that notices be mailed to him at some other address, in which case it shall be mailed to the address designated in such request.

Section 4 - Annual Meeting

         The annual stockholders' meeting shall be held in the State of New York on the fourth Wednesday of March in each and every year, or, if such day in any year be a legal holiday, then on the next succeeding business day, at 2:00 o'clock P.M., according to the time then prevailing in the State of New York or at such other hour as may from time to time be designated by the Board of Directors. Proper notice of annual stockholders' meetings shall be mailed to each stockholder not less than ten (10) days nor more than forty; (40) days prior to the meeting

Section 5 - Special Meetings

         Special stockholders' meetings shall be held on the request of the Chairman of the Board or the President, or on resolution of the Board of Directors, or on demand in writing by stockholders of record owning one-fourth of the amount of the stock of the corporation outstanding. Notice of special stockholders' meetings shall be mailed to each stockholder not less than ten
(10) days nor more than forty (40) days prior to the meeting.

Section 6 - Waiver  of  Notice

     Meetings of the stockholders may be held without notice if all of the stockholders entitled to vote at the meeting are present in person or represented by proxy at the meeting, or if notice is waived in writing by those not so present or represented.

                                   ARTICLE II

Section 1 - Board of Directors

     The property and business of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be not less than thirteen (13) and not more than twenty-five (25) as the stockholders or the Board of Directors may from time to time by resolution determine. The majority of the Board of Directors, whatever its fixed number, shall consist of persons who are neither officers, nor salaried employees of the company. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. If any vacancies shall occur in the Board of Directors by death or resignation or removal or otherwise, such vacancies shall be filled in the manner provided in the corporation's Charter.

     The Board of Directors shall approve the salaries of all officers and shall approve the salary, compensation or emolument amounting in any one year to more than twenty thousand dollars to any person, firm or corporation.

     No officer or director who is paid a salary for his services shall receive any other compensation, bonus or emolument, from this company directly or indirectly.

Section 2 - Meetings of the Board

     Regular meetings of the Board of Directors shall be held quarterly at such places and at such times as the Board may determine from time to time. Notice need not be given of the regular meetings of the Board held at times fixed by resolution of the Board.

     Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a Vice President, or on the written request of five members of the Board. Not less than one day's notice by telegram or letter of such special meeting shall be given each director.

     Meetings of the Board of Directors may be held without notice if all of the directors entitled to vote at the meeting are present in person or represented by proxy at the meeting, or if notice is waived in writing by those not so present or represented.

     The Board of Directors may make rules for the conduct of its business and may elect a Chairman to preside over its meetings and the meetings of stockholders and a Vice Chairman to act in the absence of the Chairman.

Section 3 - Executive Committee

     The Board of Directors shall appoint an Executive Committee from among its members consisting of not less than five (5) directors.

     The Executive Committee shall have and may exercise, when the Board is not in session, so far as may be permitted by law, all of the powers of the Board in the management of the business and affairs of the corporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board, or to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend the By-Laws of the corporation. The Board shall have the power at any time to fill vacancies in, to change the membership of, to change the number of members of, or to dissolve, the Executive Committee. The Executive Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary.

     A majority of the members of the Executive Committee shall constitute a quorum at any meeting thereof and the quorum of any meeting shall include at least one member who is neither an officer nor salaried employee of the company. All action taken by the Executive Committee shall be reported to the Board at the meeting next succeeding such action.

Section 4 - Finance Committee

     The Board of Directors shall appoint a Finance Committee from among its members consisting of not less than five (5) directors. The Finance Committee shall direct the financial and investment policy of the company. Subject to the control of the Board of Directors, it shall have power to invest and reinvest the assets of the company in such securities or other property as it may elect and to change such investments at such time or times as it may deem proper, all subject to the requirements of law and to proper regulations of the Insurance Department of the State of New York. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, the Finance Committee. The Finance Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Finance Committee shall constitute a quorum at any meeting thereof, and a quorum at any meeting shall include at least one member who is neither an officer nor salaried employee of the company. All action taken by the Finance Committee shall be reported to the Board at its meeting next succeeding such action.

                                  ARTICLE III

Section 1 - President

     The President shall be the chief executive officer of the corporation. He shall have general charge of the administrative affairs of the corporation and shall have such other duties as shall be prescribed by the Board of Directors. Except when inconsistent with the corporation's Charter and these By-Laws, he shall have power to employ, fix the duties and discharge such employees as he may deem necessary and proper. The President shall make such reports to the Board of Directors as may be required by it.

Section 2 - Vice  Presidents

     The Vice Presidents shall perform such duties as are prescribed by the Board of Directors or the principal executive officers. A duly designated Vice President shall perform the duties of the President in the latter's absence or inability to act.

Section 3 - Secretary

     The Secretary shall attend all of the meetings of the Stockholders and the Board of Directors, and act as clerk thereof and shall record all notes and the minutes of all proceedings in a book kept for that purpose. He shall see that proper notice in accordance with the provisions of the Charter and these By-Laws or as required by statute is given of all regular and special meetings of the stockholders and of special meetings of the Board of Directors, and shall perform such other duties as may be required by said Board or by the principal executive officers.

Section 4 - Treasurer

     The Treasurer shall supervise the custody of the corporation's funds and securities and the deposit of all moneys of the corporation as authorized or approved by the Board of Directors, the authorization and proper receipting and vouchering of all expenditures, and the maintenance of an accurate account of all moneys received and expended on account of the corporation.

Section 5 - Assistant Secretaries

     The President or the Board of Directors may appoint one or more Assistant Secretaries. In the absence of the Secretary an Assistant Secretary designated by the President or Board of Directors shall have the power to perform his duties including the certification, execution and attestation of corporate records and corporate instruments. Assistant Secretaries shall have such other powers and perform such other duties as may be delegated to them by the President or Board of Directors.

Section 6 - Assistant Treasurers

     The President or Board of Directors may appoint one or more Assistant Treasurers who, in the absence of the Treasurer, shall perform his duties. Assistant Treasurers shall have such other powers and perform such other duties as may be delegated to them by the President or Board of Directors.

Section 7 - Other Officers

     The corporation may have such other officers as the Board of Directors may from time to time elect.

                                   ARTICLE IV

Section 1 - Stock Certificate and Stock Records

     Certificates for shares of the capital stock of the corporation shall be in such form, not inconsistent with the Charter of the corporation and the laws of the State of New York as shall be prepared or be approved by the Board of Directors.

     The certificates shall be signed by the President or a Vice President, and also by the Secretary or an Assistant Secretary. The certificates shall be consecutively numbered, and the name of the person owning the shares represented thereby, together with the number of such shares, and the date of issue, shall be entered on the corporation's books.

     No certificate hereafter issued shall be valid unless it is signed by the President or a Vice President, and by the Secretary or an Assistant Secretary. No certificates surrendered to the corporation shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled.

Section 2 - Transfer of Shares

     Shares of the capital stock of the corporation shall be transferred only on the books of the corporation by the holder thereof in person, or by his attorney, upon surrender or cancellation of certificates for a like number of shares. However, no such transfer shall be made until notice thereof shall have been give to the Superintendent of the Insurance of the State of New York as required by law.

Section 3 - Regulations

     In accordance with the requirements of law and the corporation's Charters and these By-Laws, the Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning issues, transfer, and registration of certificates for shares of the capital stock of the corporation.

Section 4

     Any person claiming a certificate of stock to have been lost, stolen or destroyed and desiring a new certificate in lieu thereof shall make an affidavit of such fact, reciting the circumstances attending such loss or destruction, and shall give the corporation a bond of indemnity, with a surety company as surety thereon, satisfactory to the President or a Vice President of the corporation, in at least double the then market value of such stock (excepting the Board of Directors may, by a special resolution, authorize the acceptance of a bond of different amount, or a bond with personal surety thereon) whereupon in the discretion of the President or a Vice President a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

Section 5

     The Board of  Directors  shall fix in  advance a date,  not more than forty
(40) days prior to the date of any meeting of stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                                   ARTICLE V

Section 1

     To the full extent authorized by law, the corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether criminal or civil, by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation or serves or served in any capacity any other corporation at the request of the corporation. Nothing contained herein shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

                                   ARTICLE VI

Section 1 -  Amendments

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the stockholders or the Board of Directors at any regular or special meeting of the stockholders or the Board of Directors.

                            New Language Underscored
         Amend sub-paragraph (1) of Article II, Section I, Board of Directors to read in its entirety.
         The property and business of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be not less than thirteen (13) and not more than twenty-five (25) as the stockholders or the Board of Directors may from time to time by resolution determine. The majority of the Board of Directors, whatever its fixed number, shall consist of persons who are neither officers, nor salaried employees of the company. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. If any vacancies shall occur in the Board of Directors by death or resignation or removal or otherwise, such vacancies shall be filled in the manner provided in the corporation's Charter.
         Amend sub-paragraph (1) of Article II, Section 3 - Executive Committee to read in its entirety:

     The Board of Directors shall appoint an Executive Committee from among its members consisting of not less than five (5) directors.

         Amend sub-paragraph (3) of Article II, Section 3 - Executive Committee to read in its entirety:
         A majority of the members of the Executive Committee shall constitute a quorum at any meeting thereof and the quorum of any meeting shall include at least one member who is neither an officer nor salaried employee of the company. All action taken by the Executive Committee shall be reported to the Board at the meeting next succeeding such action.
         To amend sub-paragraph (1) of Article II, section 4 - Finance Committee to read in its entirety:
         The Board of Directors shall appoint a Finance Committee from among its members consisting of not less than five (5) directors. The Finance Committee shall direct the financial and investment policy of the Company. Subject to the control of the Board of Directors, is shall have power to invest and reinvest the assets of the Company in such securities or other property as it may elect and to change such investments at such time or times as it may deem proper, all subject to the requirement of law and to proper regulations of the Insurance Department of the State of New York. The Board of Directors shall have power at any time to fill vacancies in, to change the membership of, or to dissolve, the Finance Committee. The Finance Committee may make rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Finance Committee shall constitute a quorum at any meeting thereof, and a quorum at any meeting shall include at least one member who is neither an officer nor salaried employee of the Company. All action taken by the Finance Committee shall be reported to the Board at its meeting next succeeding such action.